Exhibit 32
Certification of CEO and CFO pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Amendment No. 1 to Annual Report of TODCO on Form 10-K/A for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jan Rask, President and Chief Executive Officer, and Dale Wilhelm, Vice President and Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:
1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 20, 2007	/s/ Jan Rask
Jan Rask
President and Chief Executive Officer

/s/ Dale Wilhelm
Dale Wilhelm
Vice President and Chief Financial Officer